Cell Therapy Holding S.A. and Subsidiary

TABLE OF CONTENTS

Cell Therapy Holding SA

Independent auditors' report

To the board of directors and shareholders

We have audited the accompanying consolidated financial statements of Cell Therapy Holding SA (the "Company") and, together with its subsidiary (the "Group"), which comprise the consolidated balance sheets as of 30 November 2014 and 2013, and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of 30 November 2014 and 2013, the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Group has incurred losses. Such condition raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Liège, 27 February 2015

DELOITTE Bedrijfsrevisoren / Reviseurs d'Entreprises
BV o.v.v.e. CVBA / SC s.f.d. SCRL
Represented by Julie Delforge

Cell Therapy Holding S.A and Subsidiary

Consolidated Balance Sheets
(Amounts in thousands of Euros, except share data)

	Year ended November 30, 2014	Year ended November 30, 2013
Assets		
Current assets		
Cash and cash equivalents	38	136
Inventory (note 2)	110	-
Trade and other receivables (note 3)	1,595	161
Prepaid expenses and other current assets	163	67
Total current assets	**1,906**	**364**
Property and equipment, net (note 5)	3,804	4,025
Other assets (note 4)	31	881
Total assets	**5,741**	**5,270**
Liabilities and Stockholders' Equity		
Current liabilities		
Accounts payable and accrued expenses	748	696
Accrued payroll	246	271
Current portion loan payable (note 6)	1,257	289
Related Parties	3	197
Deferred income (note 8)	2,058	1,866
Total current liabilities	**4,312**	**3,319**
Loans payable (note 6)	3,991	2,651
Total liabilities	**8,303**	**5,970**
Commitments and contingencies (note 13)		
Stockholders' equity (note 7)		
Common Stock – (€1.000 par value) Class A, authorized 24 shares; issued 24 shares (18 shares unpaid in 2013) Class B, authorized 600 shares; issued 600 shares Class C, authorized 600 shares; issued 600 shares	1,224	1,206
Profit Certificates – 800 certificates issued	-	-
Accumulated Deficit	(3,132)	(1,729)
Total Cell Therapy Holding S.A Stockholders' Equity	**(1,909)**	**(523)**
Non-controlling Interests	(653)	(177)
Total Equity	**(2,562)**	**(700)**
Total liabilities and stockholders' equity	**5,741**	**5,270**

The accompanying notes are an integral part of the financial statements.

Consolidated Statement of Comprehensive Income
(Amounts in thousands of Euros)

	Year ended November 30,2014	Year ended November 30, 2013
Revenue	**1,198**	**226**
Cost of sales	(1,967)	(433)
Operating expenses		
Research and development	-	(564)
Selling, General & Administrative (note 10)	(1,294)	(737)
Total operating expenses	**(1,294)**	**(1,301)**
Interest expense (note 6)	**(267)**	**(142)**
Loss before income taxes	**(2,330)**	**(1,650)**
Income tax (expense) / benefit (note 11)	-	-
Net loss	(2,330)	(1,650)
Net Loss attributable to non-controlling Interests	**(927)**	**(576)**
Net loss attributable to Cell Therapy Holding S.A	**(1,403)**	**(1,074)**

There are no other comprehensive income items.
The accompanying notes are an integral part of the financial statements.

Cell Therapy Holding S.A. and Subsidiary

Consolidated Statement of Changes in Equity
(Amounts in thousands of Euros, except share data)

Changes in Equity	Common Stock					
	Shares	**Amount**	**Accumulated Deficit**	**Total Cell Therapy Holding S.A. Stockholders' Equity**	**Non-Controlling Interests in Subsidiary**	**Total Equity**
Balance at November 30,2012	**1,224**	**1,206**	**(655)**	**551**	399	**950**
Net Loss	-	-	(1,074)	(1,074)	(576)	(1,650)
Balance at November 30,2013	**1,224**	**1,206**	**(1,729)**	**(523)**	**(177)**	**(700)**
Net Loss	-		(1,403)	(1,403)	(927)	(2,330)
Paid capital	-	18	-	18	-	18
Issuance of shares in Masthercell	-	-	-	-	200	200
Conversion of convertible loan	-	-	-	-	250	250
Balance at November 30,2014	**1,224**	**1,224**	**(3,132)**	**(1,909)**	**(654)**	**(2,562)**

Cell Therapy Holding S.A. and Subsidiary

Consolidated Statement of Cash Flow
(Amounts in thousands of Euros)

	Year ended November 30, 2014	Year ended November 30, 2013
Cash flows from operating activities	**(2,346)**	**(1,124)**
Net loss	(2,330)	(1,650)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	373	29
Non-cash interest expense	7	66
Changes in operating assets and liabilities:		
Prepaid expenses and other current assets	(95)	(66)
Inventory	(110)	-
Trade and other receivables	(581)	(62)
Other assets	(3)	-
Accounts payable and accrued expenses	52	(79)
Accrued payroll	(25)	179
Deferred income	366	459
Net cash used in operating activities	**(2,346)**	**(1,124)**
Cash flows from investing activities	**(328)**	**(810)**
Purchases of property and equipment	(328)	(810)
Net cash used in investing activities	(328)	(810)
Cash flows from financing activities	**2,575**	**1,793**
Proceeds from issuance of common stock	18	-
Proceeds from issuance of common stock in subsidiary	200	-
Proceed from government grants	-	560
Proceed from convertible bond	1,600	250
Proceed from financial loan	1,150	1,165
Repayment of financial loan	(393)	(182)
Net cash provided by financing activities	**2,575**	**1,793**
Net decrease in cash and cash equivalents	**(98)**	**(140)**
Cash and cash equivalents, beginning of period	136	276
Cash and cash equivalents, end of period	**38**	**136**
Supplemental disclosure of cash flow information:		
Non- cash transactions:		
Conversion of convertible loan	250	-
Cash paid for interest	**260**	**76**

The accompanying notes are an integral part of the financial statements.

(Amounts in thousands of Euros, except share data)

Notes to the Financial Statements

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Cell Therapy Holding S.A ("the Company") and Masthercell.("Masthercell"), its subsidiary, is a technology-driven, customer-oriented Contract Development and Manufacturing Organization (CDMO) specialized in cell therapy development for advanced medicinal products. Masthercell's mission is to help customers bring highly patent cell therapy products faster to the market.

Cell Therapy Holding S.A. was incorporated on October 26, 2011 under the laws of Belgium (Belgian RPM under number 0840.625.061), with registered office at 6041 Gosselies, Rue Auguste Piccard 48, Belgium.

Cell Therapy Holding S.A., is a holding company that owns and controls Masthercell. During the period from the inception until June2014, the Company held 65,12% of Mastercell SA. As of November 30, 2014, as a result of several transactions with Non-Controlling Interests, the Company decreased its percentage to 50,00%.

Masthercell. was incorporated on November 4, 2011 under the laws of Belgium (Belgian RPM under number 0840.843.708), with registered office at 6041 Gosselies, Rue Auguste Piccard 48, Belgium.

To perform its services, Masthercell has a production and laboratory facility - the GMP Unit- that received the good manufacturing practice (GMP) authorization for production of advanced medicinal therapeutic products (ATMP) by the Belgian Drug Agency (AFMPS).

On November 6, 2014, each of the shareholders of the Company and its subsidiary entered into a share exchange agreement with Orgenesis, which provides for the acquisition by Orgenesis of all of the issued and outstanding shares of the Company and its subsidiary from their shareholders in exchange for the issuance of US$24,593,000 in value of shares of common stock in the capital of Orgenesis. Under the share exchange agreement, a total of US$24,593,000 in value of common stock of Orgenesis is to be issued at the average of all closing trading prices for Orgenesis common shares as traded on the OTC stock market for the 30 trading days immediately preceding the closing date, but will be priced at no more than $0.80 and no less than $0.50. In the event that Orgenesis has not achieved a post-closing financing and a valuation which meets the agreed threshold within eight (8) months of the closing date, then the Company's shareholders may, by notice to Orgenesis, unwind the transaction in exchange for return of all of the Consideration Shares plus any amount that Orgenesis has advanced or invested in the Company or its subsidiary. In the event that some or all of Company's current outstanding convertible bonds are not converted to shares, the consideration payable in share of the Orgenesis' common stock will be reduced by the amount that is then owed to the bondholders. The closing of the share exchange agreement is subject to the satisfaction of certain conditions precedent, including (without limitation) receipt of legal opinions, there being no material changes in the affairs of either Orgenesis or the Company and its subsidiary, all parties' representations continuing to be true at closing, and other conditions which are listed in the Agreement.

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Going Concern and Management's plan

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has net losses for the period from inception through November 30, 2014 of € 3,132 as well as negative cash flows from operating activities. In the first years of activity (years 2011, 2012 and 2013), the Company devoted substantially all of its efforts to develop its production facilities; and therefore the Company incurred losses. In 2014, the Company started production activities, reaching 20 % of the total production capacity.

The ability of the Company to continue its operations is dependent on Management's plans, which include continue increase of

revenues from clients and potential mergers or business combinations with other entities, collaboration agreements, further implementation of its business plan and continuing to raise funds through debt or equity raises.

As disclosed in Note 7, the Company, on September 18, 2014, entered into a convertible loan agreement with certain existing shareholders raising € 1,600. A new fund-raise is forecasted within 8 months following the closing of the share exchange agreement with Orgenesis.

Use of estimates in the preparation of financial statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, Masthercell.
All intragroup assets and liabilities, equity, revenue, expenses and cash flows relating to transactions between the Company and its subsidiary are eliminated on consolidation.

Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. As Cell Therapy Holding S.A has the power to nominate four board members on a total of five in the Board of Directors of Masthercell, the Company concluded that it has control over Masthercell.

Non-controlling interest in Masthercell is identified separately from the Company's equity therein. Changes in the Company's interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Company's interests and the non-controlling interest are adjusted to reflect the changes in their relative interests in the subsidiaries.

Functional Currency

The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the Euro ("€"), which is also the presentation currency for the consolidated financial statements.

Cash equivalents

The Company considers all short term, highly liquid investments, which include short term bank deposits with original maturities of three months or less from the date of purchase, that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash, to be cash equivalents.

Income Taxes

The provision for income taxes is based on income and expenses reported for financial statement purposes after adjustment for permanent differences such as tax exempted income.

Deferred income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities. They are measured using the currently enacted tax laws and rates. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. On the basis of this evaluation the Company has recognized a full valuation allowance with respect to its deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income are increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits. We do not have any uncertain tax positions.

Property and Equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the related assets.

Annual rates of depreciation are presented in the table below:

Production Units	10%
Computers	33%
Lab equipment	20%
Office furniture	20%
Cars	33%
Assets under construction	0%

We review all of our long-lived assets for impairment indicators throughout the year and we perform detailed testing whenever impairment indicators are present. Whenever impairment indicators are present, we calculate the undiscounted value of the projected cash flows associated with the asset and compare this estimated amount to the carrying amount. If the carrying amount is greater, we record an impairment loss only if the carrying value exceeds the fair value of the asset.

Inventory

The inventories are measured at the lower of cost or market value.

Grants

The Company receives grants from governmental or semi-governmental institutions and organizations. Government grants are not recognized until there is reasonable assurance that the Company will comply with the conditions attached to the grant and that the grant will be received. Government grants are recognized in the consolidated statements of comprehensive income on a systematic basis over the periods in which the Company recognizes as expenses the related costs for which the government grant is intended to compensate. Specifically, government grants whose primary condition is that the Company should purchase, construct or otherwise acquire non-current assets are recognized as deferred income in the consolidated balance sheet and transferred to comprehensive income on a systematic and rational basis over the useful lives of the related assets. The portion of the grant not yet released as income is presented as deferred income under liabilities.

Revenue Recognition

The Company recognizes revenue for services linked to cell process development and cell manufacturing services based on individual contracts.

The Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been provided; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company considers signed contracts as evidence of an arrangement. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the payment terms are subject to refund or adjustment. The Company assesses cash collectability based on a number of factors, including past collection history with the client and the client's creditworthiness. If the Company determines that collectability is not reasonably assured, it defers revenue recognition until collectability becomes reasonably assured, which is generally upon receipt of the cash. The Company's

(Amounts in thousands of Euros, except share data)

arrangements are generally non-cancellable, though clients typically have the right to terminate their agreement for cause if the Company materially fails to perform

Cell manufacturing services are generally distinct arrangements whereby the Company is paid for time and materials or for fixed monthly amounts. Revenue is recognized when efforts are expended or contractual terms have been met.

For service agreement contracts where the Company is delivering services by executing more than one act, revenue is recognised based on the proportional performance method. Under this method, the costs are recognised in the income statement as incurred and the revenue recognized will be a proportion of the total contract consistent with the costs proportion of total costs. Any amounts invoiced to clients as a result of contractual terms are recognized as deferred income to the extent it exceeds the performance completed.

The Company also incurs revenue corresponding to invoicing to customers of some consumables which are incidental to the services provided as foreseen in the clinical services contracts. On a monthly basis, the Company bills customers for reimbursable expenses and immediately recognizes these billings in revenue, as the revenue is deemed earned.

Research and development

Research and development costs are expensed as incurred. These expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, lab expenses, consumable equipment and consulting fees.

Selling, general and administrative expenses

Selling, general and administrative costs are expensed as incurred. Among other things, these expenses include the internal and external costs of marketing, advertising, shipping and handling, information technology and legal defense.

Recently Issued and Adopted Accounting Pronouncements

The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the consolidated financial statements.

The company decided to early adopt ASU 2014-10, Development Stage Entities: Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods. Early adoption is permitted.

2. INVENTORIES

The carrying amounts of the inventory are as follows:

	Year ended November 30, 2014	Year ended November 30, 2013
Raw Materials and Consumables	110	-
Total Inventories	**110**	-

Inventory is composed of raw materials and consumables used as part of the services provided.

NOTES TO THE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

3. TRADE AND OTHER RECEIVABLES

Trade and other receivables consist of the following:

	Year ended November 30, 2014	Year ended November 30, 2013
Investment Grant (See note 8)	853	-
Receivables for services provided	721	73
VAT to recover (Taxes)	21	88
Total Trade and other receivables	**1,595**	**161**

The residual amount from the investment grant is expected before the end of 2015. All conditions required to receive the final payment have been fulfilled in.

4. OTHER ASSETS

Other non current assets show a total of € 881 as of November 30, 2013 and are mainly composed by the government grant receivables of € 853 for which the payment is expected in 2015.

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	GMP Unit Installation	Laboratory Equipment	Office Equipment	Cars	Assets under construction	P&E Total
Cost at December 1, 2012	**2,794**	**458**	**6**	-	-	**3,258**
Additions	604	197	9	-	-	810
Disposals	-	-	-	-	-	-
At November 30, 2013	**3,398**	**655**	**15**	-	-	**4,068**
Additions	17	186	17	50	65	335
Disposals	(7)	-	-	-	-	(7)
At November 30, 2014	**3,408**	**841**	**32**	**50**	**65**	**4,396**
Accumulated depreciation and impairment amount at	-	-	-	-	-	**0**

(Amounts in thousands of Euros, except share data)

December 1, 2012						
Change for the year	33	10	-	-	-	43
At November 30, 2013	**33**	**10**	**-**	**-**	**-**	**43**
Change for the year	389	150	4	5	-	548
At November 30, 2014	**422**	**160**	**-**	**5**	**-**	**591**
Net carrying amount at November 30, 2014	**2,986**	**681**	**28**	**45**	**65**	**3,805**

6. DEBT AND FINANCING AGREEMENTS

	Non- Current		Current		Total	
	Year ended November 30, 2014	Year ended November 30, 2013	Year ended November 30, 2014	Year ended November 30, 2013	Year ended November 30, 2014	Year ended November 30, 3013
Loan ING	1,027	1,153	126	121	1,153	1,274
Loan Sofipole	931	1,000	78	68	1,009	1,068
Loan Sambrinvest	203	248	32	-	235	248
Loan Sambrinvest 2	229		21	-	250	-
Convertible bond 250		250				250
Convertible bond 1,600	1,600				1,600	
Short term credit facility			200	100	200	100
Loan ING 2			800		800	
Total	**3,991**	**2,651**	**1,257**	**289**	**5,248**	**2,939**

On August 1, 2012, Masthercell entered into a loan agreement with ING (the "Loan ING") for a total of € 1,400. This loan was contracted in order to finance the construction of the GMP Unit. The loan ING bears interest at an annual rate of 4,048%. The Loan ING maturity date is October 1, 2022. In respect of this loan, ING has requested a business pledge mandate for a value of € 1,400 .

On August 13, 2012, Masthercell SA entered into a loan agreement with Sofipole (the "Loan Sofipole") for a total of € 1,000. This loan includes two parts with the following characteristics:

- The first part of € 500 bears interest at an annual rate of 6,00%. The Loan maturity date is 31st March 2023.
- The second part of € 500 bears interest at an annual rate of 7,50%. The Loan maturity date is 31st March 2023.

On 6 August, 2012, Masthercell SA entered into a loan agreement with Sambrinvest (the "Loan Sambrinvest") for € 250 which bears interest at an annual rate of 6,00% and has as maturity date 31 October, 2022.

(Amounts in thousands of Euros, except share data)

The 16 September, 2013 Masthercell entered into a short term credit facility for a maximum amount of € 200. The rate used is EURIBOR 3 month plus a margin defined by the bank. The present facility will expire by April 30, 2015.

In November 2013, Masthercell entered into a loan agreement with several investors for the issuance of 250 convertible bonds for a total amount of € 250. The convertible bonds bear interest at an annual rate of 4,50%. Each bond can be converted into one share and is convertible until 12 November, 2023. The convertible debt was issued without discount or premium and the conversion option did not contain a beneficial conversion feature. On August 14,2014 the convertible bond has been converted into capital.

On February 10, 2014, Masthercell SA entered into a second loan agreement with Sambrinvest for € 250 with interest rate of 5,50% per annum and maturity in February 29, 2024.

On February 21, 2014, Masthercell entered into a loan agreement with ING for an amount of € 800. The rate is based on Libord rate and will expire on 21 February, 2015. In January 2015, the maturity date of this loan has been extended until June 2015. In respect of this loan, ING has requested a pledge on the receivable linked to the grant for a value of € 852.

On September 18, 2014, Masthercell entered into a new convertible bond agreement with certain existing and new investors raising € 1,600. The bond bears interest at an annual rate of 3 %. Each bond can be converted into 0,36 class A common stock of Masthercell on September 18,2016. The convertible debt was issued without discount or premium and the conversion option does not contain a beneficial conversion feature. The loan contains mandatory conversion features in case the share exchange agreement does not take before June 30, 2015 or is cancelled as well as voluntary conversion features in case of an IPO. In case of conversion of all bonds, the percentage held in Masthercell SA would drop from 50% to 40.35% as Cell Therapy Holding did not subscribe to this bond of 1,600.

(Amounts in thousands of Euros, except share data)

7. STOCKHOLDERS' EQUITY

At the inception of the Company, on October 26, 2011, Cell Therapy Holding S.A. issued 24 shares of class A common stock, 600 shares of class B common stock and 600 shares of class C common shares for a total of €1,224 , each having a value of € 1.000 of which €1,206 was paid up. A number of 18 shares remained unpaid until 2014.

In addition, the Company issued 800 profit certificates to certain investors with nil face value and for nil consideration. These profit certificates share in the profit of the Company pari pasu with common stocks and have the same voting rights. These certificates are entitled to receive its share of net assets in priority to the common stock upon dissolution of the Company.

In August 2014, the Company sold 200 unpaid shares in Masthercell to new and current investors for €5.

In September 2014, a convertible bond issued by Masthercell amounting to €250 has been converted into Masthercell common stock shares, increasing the non-controlling interest. .

8. DEFERRED INCOME

	Year ended November 30, 2014	Year ended November 30, 2013
Grant	1,230	1,406
Deferred Income related to service contracts	828	461
Total Deferred Income	**2,058**	**1,867**

Grants

On March 20, 2012, Masthercell has been granted an investment grant from the Walloon Region for an amount of € 1,421. This grant is related to the investment in the Production facility with a coverage of 32 % of the investment planned. A first payment of € 568 has been received in August 2013. The remaining part is expected to be paid by the end of '2015.

At each closing date, we determine the amount of the grant to be recognized into revenue based on the depreciation of the corresponding assets. This amount is presented in deduction of the deferred income and the counterpart is presented under depreciation of property and equipment as an income (€ 176 and €17 in the year ended November 30, 2014 and 2013, respectively).

9. LEASES

On April 4, 2012, the company signed an operational lease agreement for the rent of a facility in order to build the production area. The agreement was concluded for a period of 18 years starting on April 4, 2012 and expiring on March 20, 2030. The costs per year are € 90.

On November 23, 2012, the Company signed another operational lease agreement for the rent of offices for a period of 15 years starting from November 23, 2012 and expiring on November 30, 2027. The costs per year are € 46.

Note 13 presents the estimated future minimum payment for those 2 rents (excl. VAT).

NOTES TO THE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

10. SELLING, GENERAL AND ADMINISTRATION

	Year ended November 30, 2014	Year ended November 30, 2013
Professional fees and consulting services	785	471
Rent and related expenses	236	45
Sales - Other expenses	18	31
Sales – Overseas Travel	88	90
Salaries and related expenses	159	99
Total Selling, General and Administration	**1,287**	**737**

11. TAXES

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

Deferred Tax Asset	Year ended November 30, 2014	Year ended November 30, 2013
NOL and other tax carry forwards	1,818	1,202
Research and development costs	77	71
Property and Equipment	(145)	(119)
Subtotal	**1,750**	**1,055**
Valuation allowance	(1,750)	(1,055)
Deferred tax asset	**0**	**0**

The Company and its subsidiary is subject to income taxes in Belgium. The statutory tax rate in Belgium is 33.99%. There was no current or deferred income tax expense or benefit recorded for the periods ended November 30, 2014 and November 30, 2013 due to the full valuation allowance.

The Company had approximately € 5,274 and € 3,169 of tax losses carried forward at November 30, 2014 and 2013 respectively. These tax loss carry-forwards can be utilized in Belgium without any time limitation.

At November 30, 2014 and November 30, 2013 the Company, had recorded a full valuation allowance against its gross deferred tax assets as it is unclear if sufficient taxable income will be available to utilize these assets.

The Company has no uncertain tax positions

12. RELATED PARTIES

No transactions have taken place with related parties, other than the convertible bond agreement disclosed in Note 6.

Total management compensation to the directors and members of the management for the years ended November 30, 2014 and 2013 amounts to € 718 and € 732, respectively.

13. COMMITMENTS AND CONTINGENCIES

The following table summarizes Company's obligations to make future payments under current contracts as of November 30, 2014 (in thousands):

	Total		Less than 1 Year		1-3 Years		3-5 Years		More than 5 Years	
Loan (incl. interests)	€	6,078	€	1,423	€	2,739	€	695	€	1,220
Building Rent	€	1,968	€	136	€	408	€	272	€	1,152
Total Commitments and contingencies	€	**8,046**	€	**1,559**	€	**3,147**	€	**967**	€	**2,372**

The detail of securities granted to the banks in the context of the financial loans are described under Note 7.

14. SUBSEQUENT EVENTS

In January 2015, the company entered into a new lease agreement for the rent of additional space in the same building. This space will be partly used for office purposes and partly for production purposes. The lease is concluded for a 15 years period from January 2015 until December 2030. The company's lease commitments will increase by € 82 per year until the expiration of the lease by December 2030.

Subsequent events have been evaluated up to February 27, 2015, the date the financial statements were available to be issued.